UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

(Amendment No.    )

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Nu Horizons Electronics Corp.

(Name of Registrant as Specified in its Charter)

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NU HORIZONS ELECTRONICS CORP.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOVEMBER 14, 2005

To our Stockholders:

The Annual Meeting of Stockholders of NU HORIZONS ELECTRONICS CORP. will be held on Monday, November 14, 2005 at the Melville Marriott, 1350 Walt Whitman Drive, Melville, New York, at 10:00 a.m. At the meeting, you will be asked to vote on:

1.	The election of two directors to serve for a term of three years, until the 2008 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified;

2.	Amendments to the 2002 Key Employee Stock Option Plan; and

3.	Any other matters that properly come before the meeting.

If you are a stockholder of record at the close of business on September 16, 2005, you are entitled to vote at the meeting or at any adjournment or postponement of the meeting. This notice and proxy statement are first being mailed to stockholders on or about September 27, 2005.

Please sign, date and return the enclosed proxy as soon as possible so your shares may be voted as you direct.

By Order of the Board of Directors,
RICHARD S. SCHUSTER
Secretary

Dated:	Melville, New York September 27, 2005

NU HORIZONS ELECTRONICS CORP.

70 Maxess Road

Melville, New York 11747

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

Monday, November 14, 2005

Our annual meeting of stockholders will be held on Monday, November 14, 2005 at the Melville Marriot, 1350 Walt Whitman Drive, Melville, New York 11747, at 10:00 a.m. Our Board of Directors is soliciting your proxy to vote your shares of common stock at the annual meeting. This proxy statement, which was prepared by our management for the Board, contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting and is first being sent to stockholders on or about September 27, 2005.

ABOUT THE MEETING

What is being considered at the meeting?

•	You will be voting for the election of 2 directors for a term of 3 years.

•	You will be asked to vote on amendments to our 2002 Key Employee Stock Option Plan.

We do not expect to ask you to vote on any other matters at the meeting.

In addition, our management will report on our performance during fiscal 2004 and respond to your questions.

Who is entitled to vote at the meeting?

You may vote if you owned stock as of the close of business on September 16, 2005. Each share of stock is entitled to one vote.

How do I vote?

You can vote in two ways:

1.	By attending the meeting; or

2.	By completing, signing and returning the enclosed proxy card.

Can I change my mind after I vote?

Yes, you may change your mind at any time before the polls close at the meeting. You can do this by (1) signing another proxy with a later date and returning it to us prior to the meeting, or (2) voting again at the meeting.

What if I return my proxy card but do not include voting instructions?

Proxies that are signed and returned but do not include voting instructions will be voted FOR the election of the nominee directors and FOR the proposed amendments to our 2002 Key Employee Stock Option Plan.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer & Trust Company, 718-921-8200.

Will my shares be voted if I do not provide my proxy?

If your shares are held in a brokerage account they will be voted in the election of directors but they will not be voted on the proposal to amend the 2002 Key Employee Stock Option Plan. Your shares may be voted under certain circumstances if they are held in the name of the brokerage firm. Brokerage firms generally have the authority to vote customers unvoted shares, which are referred to as “broker non-votes,” on certain routine matters, including the election of directors. When a brokerage firm votes its customer’s unvoted shares, these shares are also counted for purposes of establishing a quorum. Shares represented by broker non-votes will be counted as voted by the brokerage firm in the election of directors.

If you hold your shares directly in your own name, they will not be voted on either proposal if you do not provide a proxy.

How many votes must be present to hold the meeting?

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by mail. In order for us to conduct our meeting, a majority of our outstanding shares as of September 16, 2005, must be present at the meeting. This is referred to as a quorum. On September 16, 2005, we had 16,907,397 shares issued and outstanding.

What vote is required to elect directors?

Directors are elected by a plurality of the votes cast. Abstentions will have no effect on the voting outcome with respect to the election of directors.

What vote is required to approve the amendments to our 2002 Key Employee Stock Option Plan?

The proposal to approve the amendment to our 2002 Key Employee Stock Option Plan requires the approval of a majority of the shares of common stock present and voting, provided that a quorum is present.

PROPOSAL 1—ELECTION OF DIRECTORS

Our Certificate of Incorporation provides for a Board of Directors of not less than three nor more than eleven directors, classified into three classes as nearly equal in number as possible, whose terms of office expire in successive years. The following table sets forth our directors:

Class I (To Serve Until the Annual Meeting of Stockholders in 2006)	Class II (To Serve Until the Annual Meeting of Stockholders in 2007)	Class III (To Serve Until the Annual Meeting of Stockholders in 2005)
Paul Durando	Dominic Polimeni(1)(2)(3)	Arthur Nadata
Herbert Gardner(1)(2)(3)	Richard S. Schuster	Martin Novick(1)(2)(3)
David Siegel(1)(2)(3)

(1)	Member of Compensation Committee.
(2)	Member of Audit Committee.
(3)	Member of Nominating Committee.

Arthur Nadata and Martin Novick are nominated for election to Class III to hold office until our annual meeting of stockholders in 2008 or until their successors are chosen and qualified. Messrs. Nadata and Novick are currently serving as directors in Class III.

Nominee Biographies

Arthur Nadata (59 years old) has served as our Chairman of the Board since June 1, 2004 and Chief Executive Officer since September 1996. Mr. Nadata was our President and a director since October 1982. Mr. Nadata was also our Treasurer from October 1982 to September 1996. Prior to joining us in October 1982, Mr. Nadata worked for eighteen years for Diplomat Electronics Corp. in various operational and sales positions of increasing responsibility, eventually becoming corporate vice president of sales and marketing.

Martin Novick (69 years old) has been a director since September 2003. Presently he is group Vice President of Sales at Audiovox Electronics Corporation, where he has served as Vice President for the past 35 years. He has been in the consumer electronics business for 45 years with expertise in both purchasing and marketing. He is President of Ren-Mar Enterprises Ltd., a private investment company located in Toronto, Canada. He is also a partner in Great American Realty, a private investment company.

Unless you indicate otherwise, shares represented by executed proxies will be voted FOR the election as directors of Messrs. Nadata and Novick. If either of them is unavailable, the shares will be voted for a substitute nominee designated by the Board of Directors. We have no reason to believe that either of the nominees will be unavailable or, if elected, will decline to serve.

The board of directors recommends a vote FOR the nominees listed above.

Standing Director Biographies

Paul Durando (61 years old) has been our Vice President, Finance since joining us in March 1991, Treasurer since September 1996 and has been a director since September 1994. Prior to joining us in March 1991, Mr. Durando served for six years as Executive Vice President of Sigma Quality Foods, Inc. From 1977 to 1984, he was Vice President, Operations of the Wechsler Coffee Corp. Mr. Durando was also associated with Deloitte Haskins & Sells for seven years.

Herbert M. Gardner (65 years old) has been a director of the Company since May 1984. Mr. Gardner has been Executive Vice President and Treasurer of Barrett Gardner Associates, Inc., an investment banking firm since October 2002 and prior thereto, for twenty-eight years, Senior Vice President for Janney Montgomery Scott

LLC and its predecessors. Mr. Gardner is Chairman of the Board of Supreme Industries, Inc., a manufacturer of specialized truck bodies and buses. Mr. Gardner also serves as a director of Rumson-Fair Haven Bank & Trust, a community commercial bank and trust company; TGC Industries, Inc., a seismic services company; and Co-Active Marketing Group, Inc., a marketing and sales promotion company.

Dominic A. Polimeni (59 years old) has been a director since September 1997. Mr. Polimeni has over 28 years experience in the distribution and Inventory Logistics Management (“ILM”) businesses and has been responsible for evaluating and negotiating over 50 acquisitions of distribution and ILM businesses. Since 1990, Mr. Polimeni has also been a Managing Director of Gulfstream Financial Group, Inc., a privately held financial consulting and investment-banking firm. From September 2003 through November 2004, he was a Director, president and Chief Executive Officer of Distribution Dynamics, Inc., a privately-held ILM company based in Eden Prairie, MN. Distribution Dynamics sold its assets through a Chapter 11, Section 363 sale under the U.S. Bankruptcy Code. From March 1995 through May 2002, Mr. Polimeni was Chairman and Chief Executive Officer of Questron Technology, Inc., a publicly-held company based in Boca Raton, Florida. Questron sold its business and assets through a Chapter 11, Section 363 sale under the U.S. Bankruptcy Code in May 2002. Previously, he held the position of Chief Financial Officer of Arrow Electronics, Inc. as well as other positions, including general management positions, with Arrow. Mr. Polimeni began his career as a certified public accountant in the New York office of Arthur Young & Company, now Ernst & Young LLP.

Richard S. Schuster (56 years old) has served as our President and Chief Operating Officer since June 1, 2004 and our Secretary and a director since October 1982. From October 1982 through May 31, 2004, Mr. Schuster served as our Vice President. For the seven years prior to joining us in October 1982, Mr. Schuster served as manager of Capar Components Corp., an importer and distributor of passive components, and a wholly-owned subsidiary of Diplomat Electronics Corp. For the six years prior to 1975, Mr. Schuster was employed by International Components Corp., responsible for production, engineering and sales of imported semiconductor and passive components.

David Siegel (79 years old) has been a director since June 2000. For more than the past five years, Mr. Siegel has been a Vice President and director of Great American Electronics, a distribution company, which he founded. Mr. Siegel is also a director of Micronetics, Inc., a manufacturer of microwave and radio frequency components and of test equipment, and Surge Components, Inc., a supplier of electronic products and components. Mr. Siegel previously served on our Board of Directors from September 1991 to October 1996.

Directors’ Compensation

Directors who are not our employees receive an annual fee of $6,000 for serving as members of our Board of Directors and $1,000 for each Board of Directors or committee meeting attended.

Non-employee directors are also eligible for option grants pursuant to the provisions of our 2000 Outside Directors’ Stock Option Plan and 2002 Outside Directors’ Stock Option Plan. See “Executive Compensation—Stock Option and Benefit Plans.”

Director Independence

The Board of Directors has determined that each of Messrs. Gardner, Polimeni, Novick and Siegel are independent under NASD Rule 4200(a)(15) and Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934.

Board of Directors and Committee Meetings

There were four (4) meetings of the Board of Directors during the fiscal year ended February 28, 2005. All directors attended all of the aggregate of the meetings of the Board of Directors and the meetings of the committees on which he served during fiscal 2005.

During the fiscal year ended February 28, 2005, there were four (4) meetings of the Compensation Committee. Each of the members of the Compensation Committee attended the meeting. Our Compensation Committee reviews the performance of our executive officers and reviews compensation programs for our officers and key employees, including cash bonus levels and grants under our stock option plans. See “Compensation Committee Report on Executive Compensation.” A copy of our compensation committee charter is available on our website at www.nuhorizons.com.

For the fiscal year ended February 28, 2005, there were five (5) meetings of the Audit Committee. Each of the directors who was a member of the Audit Committee attended all of the Audit Committee meetings. Our Audit Committee is involved in discussions with our independent public accountants with respect to the scope and results of our year-end audit, our internal accounting controls and the professional services furnished by the independent auditors to us. See “Audit Committee Report.” A copy of our audit committee charter is available on our website at www.nuhorizons.com.

For the fiscal year ended February 28, 2005, there were two (2) meetings of the Nominating Committee. Our Nominating Committee is responsible for reviewing suggestions of candidates for director made by directors, stockholders, management and others and for making recommendations to the Board regarding the composition of the Board and nomination of individual candidates for election to the Board. The committee will consider nominee recommendations made by stockholders provided that the names of such nominees, accompanied by relevant biographical information, are submitted in accordance set forth below under “Stockholder Nominees for Director.” A copy of our nominating committee charter is available on our website at www.nuhorizons.com.

In addition, during the fiscal year ended February 28, 2005, there was one (1) meeting of the outside directors and ten (10) meetings of the Acquisition Committee. The Acquisition Committee is responsible for evaluating strategic opportunities available to Nu Horizons.

Director Attendance at Annual Meetings

Our Board of Directors has adopted a policy requiring Director attendance at our Annual Meetings of Stockholders. All of our Directors attended last year’s Annual Meeting.

Stockholder Nominees for Director

Any stockholder who wants to nominate a candidate for election to the Board must deliver timely notice to our Secretary at our principal executive offices. In order to be timely, the notice must be delivered:

•	in the case of an annual meeting, not less than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders, although if we did not hold an annual meeting or the annual meeting is called for a date that is not within 30 days of the anniversary date of the prior year’s annual meeting, the notice must be received a reasonable time before we begin to print and mail our proxy materials by us; and

•	in the case of a special meeting of stockholders called for the purpose of electing directors, the notice must be received a reasonable time before we begin to print and mail our proxy materials.

The stockholder’s notice to the Secretary must set forth (1) as to each person whom the stockholder proposes to nominate for election as a director (a) his name, age, business address and residence address, (b) his principal occupation and employment, (c) the number of shares of common stock of Nu Horizons which are owned beneficially or of record by him and (d) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (2) as to the stockholder giving the notice (a) his name and record address, (b) the number of shares of common stock of the corporation which are owned beneficially or of record by him, (c) a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the stockholder, (d) a representation by him that he is a holder of record of stock of Nu Horizons entitled to vote at such meeting and that he intends to appear in person or by proxy at the meeting to nominate the person or persons named in his notice and (e) any other information relating to the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. The notice delivered by a stockholder must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The stockholder must be a stockholder of record on the date on which he gives the notice described above and on the record date for the determination of stockholders entitled to vote at the meeting.

Policy For Shareholder Communications

Mail can be addressed to Directors in care of the Office of the Secretary, Nu Horizons Electronics Corp., 70 Maxess Road, Melville, NY 11747. At the direction of the Board of Directors, all mail received will be opened and screened for security purposes. The mail will then be logged in. All mail, other than trivial or obscene items, will be forwarded. Mail addressed to a particular Director will be forwarded or delivered to that Director. Mail addressed to “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to each of the non-employee directors. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board.

Certain Transactions

For the fiscal year ended February 28, 2005, we received an aggregate $416,000 in respect of various electronic components sold to Brevan Electronics, a corporation in which Stuart Schuster, Mr. Schuster’s brother, is an officer and owns a greater than ten percent equity interest.

PROPOSAL 2—ADOPTION OF

AMENDMENTS TO THE NU HORIZONS ELECTRONICS CORP.

2002 KEY EMPLOYEE STOCK OPTION PLAN

Introduction

At the meeting, you will be asked to approve certain amendments to the Nu Horizons Electronics Corp. 2002 Key Employee Stock Option Plan. If approved, the proposed amendments will

•	add the ability to grant Restricted Stock,

•	increase the number of shares available under the 2002 Key Employee Plan, and

•	change the name of the plan to the “2002 Key Employee Stock Incentive Plan.”

We are proposing to amend the 2002 Key Employee Plan to permit us to grant restricted stock awards under the plan. We believe that this change will be beneficial because a restricted stock award will only be granted with performance goals relating to the improved performance of the Company which must be achieved for early vesting which should motivate award recipients and align the interests of shareholders and management. In addition, the change will also enable us to reduce the financial statement impact of the recent accounting change by the Financial Accounting Standards Board requiring the expensing of stock options.

In addition, we are requesting a 200,000 share increase in the number of shares available for grant under the 2002 Key Employee Plan. There are currently no shares available for grant under the 2002 Key Employee Plan and, as of September 16, 2005, we only have 20,750 shares available for grant under all of our existing stock option plans, excluding the 120,000 shares available our 2002 Outside Director Plan. Our board of directors has approved an increase of 200,000 shares in the number of shares subject to the plan- to a total of 850,000 shares, subject to stockholder approval.

The 2002 Key Employee Plan, as proposed to be amended, is set forth as Exhibit “A” to this proxy statement. The principal features of the 2002 Key Employee Plan, as amended, are summarized below, but the summary is qualified in its entirety by the full text of the 2002 Key Employee Plan.

Stock Subject to the Plan

After giving effect to the proposed increase in the number of shares available under the 2002 Stock Option Plan, we may issue up to up to 850,000 shares of common stock under the 2002 Key Employee Plan. If an option under the 2002 Key Employee Plan expires or terminates without being exercised in full or if shares of restricted stock awarded under the plan are forfeited or otherwise terminate without delivery of stock to the participant, such shares will again be available for future issuance under the plan. The number of shares issuable is subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, mergers, consolidations, reorganizations, recapitalizations, or other capital adjustments.

Administration of the Plan

The 2002 Key Employee Plan is and will continue to be administered by our Compensation Committee, which are comprised of no fewer than two “non-employee directors,” as defined in the Securities Exchange Act of 1934.

Subject to the terms of the 2002 Key Employee Plan, the board or the committee may determine and designate the individuals who are to be granted stock options or restricted stock awards under the 2002 Key Employee Plan, the number of shares to be subject to options and restricted stock awards and the nature and terms of the options and restricted stock awards to be granted. We expect to award the additional shares authorized pursuant to this proposal pursuant to the restricted stock provisions of the plan. The board or the committee also has authority to interpret the 2002 Key Employee Plan and to prescribe, amend and rescind the rules and regulations relating to the 2002 Key Employee Plan. Although the committee may amend or modify any outstanding stock option in any manner not inconsistent with the terms of the 2002 Key Employee Plan, the committee does not have the right to reprice any outstanding options without the affirmative vote of a majority of the stockholders voting on the repricing proposal.

Grant of Awards

Our officers, employees and consultants, as well as those of our subsidiaries or affiliates, are eligible to participate in the 2002 Key Employee Plan.

Terms of Awards

Options

The options granted under the 2002 Key Employee Plan are non-qualified stock options. We do not intend to grant additional options under the 2002 Key Employee Plan, but expect to award the additional shares authorized pursuant to this proposal pursuant to the restricted stock provisions of the plan. In the event that we do grant additional options in the future, the exercise price for the options will be the fair market value of our common stock on the date of grant of the stock option. The exercise price of outstanding options is subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, mergers, consolidations, reorganizations, recapitalizations, or other capital adjustments. Stock options granted under the 2002 Key Employee Plan shall expire not later than ten years from the date of grant.

Stock options granted under the 2002 Key Employee Plan may become exercisable in one or more installments in the manner and at the time or times specified by the committee. Unless otherwise provided by the committee, and except in the manner described below upon the death or total disability of the optionee, a stock option may be exercised only in installments as follows: up to one-half of the subject shares on and after the first anniversary of the date of grant, and up to all of the subject shares on and after the second anniversary of the date of the grant of such option, but in no event later than the expiration of the term of the option.

Upon the exercise of a stock option, optionees may pay the exercise price in cash, by certified or bank cashiers check or, at our option, in shares of common stock valued at its fair market value on the date of exercise, or a combination of cash and stock. Withholding and other employment taxes applicable to the exercise of an option shall be paid by the optionee at such time as the board or the committee determines that the optionee has recognized gross income under the Internal Revenue Code resulting from such exercise. These taxes may, at our option, be paid in shares of common stock.

A stock option is exercisable during the optionee’s lifetime only by him and cannot be exercised by him unless, at all times since the date of grant and at the time of exercise, he is employed by us, any parent corporation or any of our subsidiaries or affiliates, except that, upon termination of his employment (other than (1) by death, (2) by total disability followed by death in the circumstances provided below or (3) by total disability), he may exercise an option for a period of three months after his termination but only to the extent such option is exercisable on the date of such termination. In the discretion of the committee, options may be transferred to (1) members of the optionee’s family, (2) a trust, (3) a family limited partnership or (4) an estate planning vehicle primarily for the optionee’s family.

Upon termination of all employment by total disability, the optionee may exercise such options at any time within three years after his or her termination, but only to the extent such option is exercisable on the date of such termination.

In the event of the death of an optionee (1) while our employee, or an employee of any parent corporation or any subsidiary or affiliate, (2) within three months after termination of all employment with us, any parent corporation or any subsidiary or affiliate (other than for total disability) or (3) within three years after termination on account of total disability of all employment with us, any parent corporation or any subsidiary or affiliate, the optionee’s estate or any person who acquires the right to exercise such option by bequest or inheritance or by reason of the death of the optionee may exercise the optionee’s option at any time within the period of two years from the date of death. In the case of clauses (1) and (3) above, the option shall be exercisable in full for all the remaining shares covered by it, but in the case of clause (2) the option shall be exercisable only to the extent it was exercisable on the date of such termination of employment.

Restricted Stock

Shares of restricted stock may be issued either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. The committee may determine the duration of the restriction period, during which a participant is restricted from selling, transferring, pledging or assigning the shares of stock that are the subject of the award. Unless otherwise specified by the committee, the restriction period shall be no less than seven years, during which period the continued service of the participant in good standing is required. The committee is required to condition any lapse of a restriction period or early vesting of the right to receive restricted stock upon the attainment of specified performance goals as determined by the committee at the time of grant, including performance goals such as cumulative earnings per share or average return on equity. The committee may also condition the vesting of restricted stock on such other factors as the committee may, in its sole discretion. Within these limits, the committee may also provide for the lapse of the restriction period in installments.

Participants who receive restricted stock awards will have all of the rights of a stockholder, including the right to vote the shares of restricted stock that are the subject of the award and the right to receive any regular cash dividends paid out of current earnings. The committee may permit or require the payment of cash dividends to be deferred and reinvested in additional restricted stock to the extent shares are available under the 2002 Key Employee Plan. Stock dividends, splits and distributions issued with respect to restricted stock will be treated as additional shares of restricted stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued. Any other dividends or property distributed with regard to restricted stock, other than regular dividends payable and paid out of current earnings, will be subject to the same restrictions as the restricted stock.

Change in Control

In the event of a “change in control,”

•	all options outstanding on the date of the change in control shall become immediately and fully exercisable, and an optionee will be permitted to surrender for cancellation within sixty (60) days after the change in control any option or portion of an option which was granted more than six (6) months prior to the date of such surrender, to the extent not yet exercised, and to receive a cash payment in an amount equal to the excess, if any, of the fair market value (on the date of surrender) of the shares of common stock subject to the option or portion thereof surrendered, over the aggregate purchase price for such shares.

•	the restrictions applicable to any restricted stock, to the extent not already vested under the plan, shall lapse and such shares shall be deemed fully vested.

For the purposes of the 2002 Key Employee Plan, a change in control is defined as

•	a change in control as such term is presently defined in Regulation 240.12b-(f) under the Securities Exchange Act of 1934; or

•

if any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than Nu Horizons or any “person” who on the date of the adoption of the 2002 Key Employee Plan is a director or officer of Nu Horizons, becomes the “beneficial owner” (as defined in Rule 13(d)-3 under the

Exchange Act) directly or indirectly, of securities representing twenty percent (20%) or more of the voting power of our then outstanding securities; or

•	if during any period of two (2) consecutive years during the term of the 2002 Key Employee Plan, individuals who at the beginning of such period constitute the board of directors, cease for any reason to constitute at least a majority of the board.

Federal Income Tax Consequences

The following is a brief summary of the Federal income tax consequences as of the date hereof with respect to awards under the 2002 Key Employee Plan for participants who are both citizens and residents of the United States. This description of the Federal income tax consequences is based upon law and Treasury interpretations in effect on the date of this prospectus (including proposed and temporary regulations which may be changed when finalized), and it should be understood that this summary is not exhaustive, that the law may change and further that special rules may apply with respect to situations not specifically discussed herein, including federal employment taxes, foreign, state and local taxes and estate or inheritance taxes. As such, participants are urged to consult with their own qualified tax advisors. The 2002 Key Employee Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended.

Stock Options

The options to be granted under the 2002 Key Employee Plan are non-qualified stock options. No taxable income will be realized by the participant upon the grant of a non-qualified option.

Exercise with Cash

On exercise, the excess of the fair market value of the stock at the time of exercise over the option price of such stock will be compensation and (i) will be taxable at ordinary income tax rates in the year of exercise, (ii) will be subject to withholding for Federal income tax purposes and (iii) generally will be an allowable income tax deduction to us. The participant’s tax basis for stock acquired upon exercise of a non-qualified option will be equal to the option price paid for the stock, plus any amounts included in income as compensation.

Exercise with Common Stock

If the participant pays the exercise price of an option in whole or in part with previously-owned shares of common stock, the participant’s tax basis and holding period for the newly-acquired shares is determined as follows: As to a number of newly-acquired shares equal to the number of previously-owned shares used by the participant to pay the exercise price, no gain or loss will be recognized by the participant on the date of exercise and the participant’s tax basis and holding period for the previously-owned shares will carry over to the newly-acquired shares on a share-for-share basis, thereby deferring any gain inherent in the previously-owned shares. As to each remaining newly acquired share, the participant’s tax basis will equal the fair market value of the share on the date of exercise and the participant’s holding period will begin on the day after the exercise date. The participant’s compensation income and our deduction will not be affected by whether the exercise price is paid in cash or in shares of common stock. Special rules, discussed below under “Incentive Stock Options—Disposition of Incentive Option Shares,” will apply if a participant surrenders previously-owned shares acquired upon the exercise of an incentive option that have not satisfied certain holding period requirements in payment of any or all of the exercise price of a non-qualified option.

Disposition of Option Shares

When a sale of the acquired shares occurs, a participant will recognize capital gain or loss equal to the difference between the sales proceeds and the tax basis of the shares. Such gain or loss will be treated as capital gain or loss if the shares are capital assets. The capital gain or loss will be long-term capital gain or loss treatment if the shares have been held for more than 12 months. There will be no tax consequences to us in connection with a sale of shares acquired under an option.

Stock Grants

A participant who receives a stock grant under the 2002 Key Employee Plan generally will be taxed at ordinary income rates on the fair market value of shares when they vest, if subject to vesting or other restrictions, or, otherwise, when received.

However, a participant who, within 30 days after receiving such shares, makes an election under Section 83(b) of the Internal Revenue Code of 1986, will recognize ordinary income on the date of issuance of the stock equal to the fair market value of the shares on that date. If a Section 83(b) election is made, the holding period for the shares will commence on the day after the shares are received and no additional taxable income will be recognized by the participant at the time the shares vest. However, if shares subject to a Section 83(b) election are forfeited, no tax deduction is allowable to the participant for the forfeited shares. Taxes are required to be withheld from the participant at the time and on the amount of ordinary income recognized by the participant. We will be entitled to a deduction at the same time and in the same amount as the participant recognizes income.

Dividends paid on shares still subject to restrictions are compensation income to the participant and compensation expense to us. If a Section 83(b) election is timely made by a participant, dividends paid on restricted shares will be dividend income to the participant.

We believe that our long-term success depends upon our ability to attract and retain qualified officers, employees and consultants and to motivate their best efforts on our behalf. Our officers, other employees and consultants, as well as those of our subsidiaries or affiliates, are eligible to participate in the 2002 Key Employee Plan.

The board of directors recommends a vote FOR the proposal.

MANAGEMENT

Our Officers

Our executive officers are:

Name	Position held with the Company
Arthur Nadata	Chairman of the Board and Chief Executive Officer
Richard S. Schuster	President, Chief Operating Officer and Secretary
Paul Durando	Vice President-Finance and Treasurer

All officers serve at the discretion of the Board.

STOCK OWNERSHIP

The following table sets forth, as of September 16, 2005, certain information regarding the record and beneficial ownership of our common stock by (i) all persons known to be beneficial owners of more than 5% of our outstanding common stock, based solely on filings with the Securities and Exchange Commission; (ii) each director, (iii) our Chief Executive Officer and our two other most highly compensated executive officers; and (iv) all executive officers and directors as a group.

Name	Shares		Percent
Paul Durando	118,024	(1)(2)	*
Herbert M. Gardner	148,065	(3)(4)	*
Dominic Polimeni	50,000	(3)	*
David Siegel	71,804	(3)	*
Arthur Nadata	1,098,481	(5)(6)	5.7%
Martin Novick	5,000	(3)	*
Richard S. Schuster	1,098,653	(5)(6)	5.7%
Wasatch Advisors Inc.	1,151,790	(7)	6.0%
Dimensional Fund Advisors	1,163,354	(8)	6.0%
FMR Corp.	1,965,900	(9)	10.3%
Royce & Associates	1,173,800	(10)	6.1%
All officers and directors as a group (7 Persons)	2,592,027		13.8%

Notes:

(*)	Less than 1% of our outstanding stock.
(1)	Includes options exercisable within 60 days for 107,718 shares of common stock under our 2000 Stock Option Plan, 1998 Stock Option Plan and the 1994 Stock Option Plan.
(2)	Includes 10,307 shares of fully vested common stock owned through the Employee Stock Ownership Plan, which include voting power.
(3)	Includes options exercisable within 60 days for 108,000 shares of common stock for Mr. Gardner, 50,000 shares for Mr. Polimeni, 55,000 shares for Mr. Siegel and 5,000 shares for Mr. Novick under our Outside Director Stock Option Plan.
(4)	Includes 4,330 shares owned by Mr. Gardner’s spouse, as to which he disclaims beneficial ownership, 5,775 shares held in the Gardner Family Foundation, of which he is President, 13,623 shares owned by Mr. Gardner’s qualified plan and 5,587 shares held by his IRA.
(5)	Includes options exercisable within 60 days for 639,798 shares for Mr. Schuster and 724,178 shares for Mr. Nadata under our 2000 Stock Option Plan, 1998 Stock Option Plan and the 1994 Stock Option Plan.
(6)	Includes 25,885 shares of fully vested common stock owned through the Employee Stock Ownership Plan, which include voting power. These officers are also Trustees of the Plan.
(7)	150 Social Hall Avenue, Salt Lake City, Utah 84111
(8)	1299 Ocean Ave, 11th Fl., Santa Monica, CA 90401
(9)	82 Devonshire Street, Boston, MA 02109
(10)	1414 Avenue of the Americas, N.Y., N.Y. 10019

EXECUTIVE COMPENSATION

The following table sets forth the compensation we paid to our Chief Executive Officer and each of our two other executive officers for the years ended February 28, 2005, February 29, 2004 and February 28, 2003.

Summary Compensation Table

	Annual Compensation(1)			Long Term Compensation
				Securities	All Other(2) Compensation
Name of Principal and Position	Fiscal Year	Salary	Bonus	Underlying Options
Arthur Nadata President and CEO	2005 2004 2003	$280,000 263,900 263,040	$175,942 0 0	0 390,000 0	$38,288 38,945 39,605

Richard Schuster Vice President, Secretary and President, NIC Components Corp.	2005 2004 2003	$280,000 263,900 263,900	$175,942 0 0	0 0 390,000	$35,186 35,670 36,154

Paul Durando Vice President, Finance and Treasurer	2005 2004 2003	$180,000 180,000 180,000	$13,329 0 0	0 0 90,000	$1,800 1,800 1,800

Notes:

(1)	No other annual compensation is shown because the amounts of perquisites and other non-cash benefits provided by us do not exceed the lesser of $50,000 or 10% of the total annual base salary and bonus disclosed in this table for the respective officer.
(2)	The amounts disclosed in this column include our contributions on behalf of the named executive officer to our 401(k)-retirement plan in amounts equal to a maximum of 1% of the executive officer’s annual salary and, for Messrs. Nadata and Schuster, contributions to life insurance policies where we are not the beneficiary, and the cost to us of the non-business use of our automobiles used by executive officers.

Employment Contracts

On September 13, 1996, we signed employment contracts, as amended, with two of our senior executives for a continually renewing five-year term. The employment contracts specify a base salary of $226,545 for each officer in 1997, which is increased each year by the change in the consumer price index, and also entitle them to an annual bonus equal to 3.33% (6.66% in the aggregate) of our consolidated earnings before income taxes. On the termination of his employment agreement, each executive is entitled to certain payments, as follows:

•	Due to death or Disability (as defined in the employment agreement), salary and benefits for a five (5) year period.

•	For Cause (as defined in the employment agreement), solely base salary through the date of termination.

•	Termination other than for death, disability or cause, shall be deemed to be a “Retirement” under the Executive Retirement Plan (see “—Executive Retirement Plan” below).

•	Following a Change in Control (as defined in the employment agreement), a lump sum equal to three times the average total compensation paid to the applicable employee with respect to the five fiscal years of the company prior to the Change of Control, minus $100.

Stock Option Grants

No stock options were granted to the officers named in the Summary Compensation Table during the fiscal year ended February 28, 2005.

The following table sets forth certain information as to each exercise of stock options during the fiscal year ended February 28, 2005 by the persons named in the Summary Compensation Table and the fiscal year end value of unexercised options:

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR-END

OPTIONS/SAR VALUES

	Shares Acquired on Exercise	Value Realized(1)	Number of Unexercised Options at FY End	Value of Unexercised In-the-Money Options at FY End
			Exercisable/ Unexercisable	Exercisable/ Unexercisable
Arthur Nadata	0	$0	878,375	$1,329,365
			0	0
Richard Schuster	0	$0	778,998	$1,180,934
			0	0
Paul Durando	0	$0	122,718	$87,989
			0	0

(1)	Market value less exercise price, before payment of applicable federal or state taxes.

Equity Compensation Plan Information

The following chart summarizes the options and warrants outstanding and available to be issued at September 16, 2005:

Plan Category	Number of securities to be issued upon exercise of outstanding options and warrants (a)	Weighted-average exercise price of outstanding options and warrants (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,489,943	$7.90	140,750
Equity compensation plans not approved by security holders	1,513,050	$4.77	0

Total	3,002,993	$6.53	140,750

Stock Option and Benefit Plans

We currently have eight stock incentive plans—the 1994 Stock Option Plan, the Outside Directors Stock Option Plan, the 1998 Stock Option Plan, the 2000 Stock Option Plan, the 2000 Key Employee Stock Option Plan, the 2000 Outside Directors’ Stock Option Plan, the 2002 Key Employee Stock Option Plan and the 2002 Outside Directors’ Stock Option Plan. The plans were designed to strengthen our ability to attract and retain in our employ persons of training, experience and ability and to furnish additional incentives to officers, employees, consultants and directors. Options granted under our plans vest as determined at the time of grant by the Board of Directors or the Compensation Committee, other than the Outside Directors Stock Option Plan, the 2000 Outside Directors’ Stock Option Plan and the 2002 Outside Directors’ Stock Option Plan under which options vest over a period of two years. The term of each option is generally ten years and is determined at the time of grant by the Board of Directors or the Compensation Committee. The purchase price of the shares of common stock subject to each option granted is not less than 100% of the fair market value of our common stock at the date of grant, except that under the 1994 Stock Option Plan the exercise price can be no less than 85% nor greater than 110% of the fair market value at the date of grant. The term of each option is generally ten years and is determined at the time of grant by the Board of Directors or the Compensation Committee. All of our stock plans provide that the Compensation Committee may adjust the number of shares under outstanding awards and for which future awards may be granted in the event of reorganization, stock split, reverse split, stock dividend, exchange or combination of shares, merger or any other change in capitalization. The participants in these plans are officers, directors and employees of, or consultants to, the company and its subsidiaries or affiliates, except that our executive officers and directors are not eligible to participate in the 2000 Stock Option Plan and only non-employee directors (of which there are currently four) received or are eligible to receive grants under the Outside Directors Stock Option Plan, the 2000 Outside Directors’ Stock Option Plan and the 2002 Outside Directors’ Stock Option Plan. All of our equity stock plans were submitted to and approved by stockholders other than the 1998 Stock Option Plan and the 2000 Stock Option Plan.

The following table sets forth information regarding our equity plans and other outstanding convertible securities:

Name of Plan	Shares Issuable for Exercisable Options as of February 28, 2005	Average Exercise Prices of Outstanding Options	Shares Issuable under Options Available for Grant at February 28, 2005
1994 Stock Option Plan (expired September 2004)	384,750	$10.71	—
Outside Directors’ Stock Option Plan (expired September 2004)	63,750	$5.87	—
1998 Stock Option Plan	1,196,243	$3.92	27,280
2000 Stock Option Plan	254,750	$8.40	25,250
2000 Outside Directors’ Stock Option Plan	210,000	$9.49	—
2000 Key Employee Stock Option Plan	600,000	$8.21	—
2002 Outside Directors’ Stock Option Plan	30,000	$7.48	120,000
2002 Key Employee Stock Option Plan	634,000	$6.43	8,500

Summary of Fiscal 2005 Outside Director Stock Option Grants

During fiscal 2005, pursuant to the 2000 Director Plan, we granted options to purchase 15,000 shares to each of Messrs. Gardner, Polimeni and Siegel and pursuant to the 2002 Director Plan, we granted options to purchase 15,000 shares to Mr. Novick, all of which options have an exercise price of $6.44 per share.

Employee Stock Ownership Plan

In January 1987, we adopted an Employee Stock Ownership Plan that covers substantially all of our employees. The ESOP is managed by three Trustees, Messrs. Lubman, Nadata and Schuster (the “Trustees”), who vote the securities held by the Plan (other than securities of the Company which have been allocated to employees’ accounts).

The annual contributions to the Plan are to be in such amounts as the Board of Directors in its sole discretion shall determine. Each employee who participates in the Plan has a separate account and our annual contribution to an employee’s account is not permitted to exceed the lesser of $30,000 (or such other limit as may be the maximum permissible pursuant to the provisions of Section 415 of the Internal Revenue Code and Regulations issued thereunder) or 25% of such employee’s annual compensation, as defined under the Plan. No contributions are required of, nor shall any be accepted from, any employee.

All contributions to the Plan are invested in our securities (except for temporary investments), the Trustees having the right to purchase our securities on behalf of employees. The Trustees are considered the stockholder for the purpose of exercising all owners’ and stockholders’ rights with respect to our securities held in the Plan, except for voting rights which inure to the benefit of each employee who can vote all shares held in his account, even if said shares are not vested. Vesting is based upon an employee’s years of service, with employees generally becoming fully vested after six years.

Benefits are payable to employees at retirement or upon death, disability or termination of employment, with payments commencing no later than sixty days following the last day of the Plan year in which such event occurred. Subject to the right of the employee to demand payment in the form of our common stock, all benefits are payable in cash or in common stock, at the discretion of the Trustees.

The Trustees are empowered to borrow funds for the purpose of purchasing our securities. The securities so purchased are required to be held in an acquisition indebtedness account, to be released and made available for reallocation as principal is repaid. In October 2000, we entered into a revolving credit agreement with our bank, which allows for $1,000,000 of the revolving line of credit to be used for the purpose of purchasing ESOP stock at until October 2004. At February 28, 2005, there were no borrowings outstanding under this line of credit. At February 28, 2005, the ESOP owned 472,204 shares at an average price of approximately $3.45 per share.

401(k) Savings Plan

We sponsor a retirement plan intended to be qualified under Section 401(k) of the Internal Revenue Code. All non-union employees over age 21 who we have employed for at least six months are eligible to participate in the plan. Employees may contribute to the plan on a tax-deferred basis up to 15% of their total annual salary, but in no event more than the maximum permitted by the Code ($14,000 in calendar 2003). Our contributions are discretionary. Effective with the plan year ended February 29, 2004, we have elected to make matching contributions at the rate of $.25 per dollar contributed by each employee up to a maximum of 1% of an employee’s salary vesting at the cumulative rate of 20% per year of service starting one year after commencement of service and, accordingly, after five years of any employee’s service us, our matching contributions are fully vested. As of February 29, 2004 approximately 250 employees had elected to participate in the plan. For the fiscal year ended February 28, 2005, we contributed approximately $283,618 to the plan, of which $7,062 was a matching contribution of $2,631 for each of Mr. Nadata and Mr. Schuster and $1,800 for Mr. Durando.

Executive Retirement Plan

On December 1, 2004, our Board of Directors approved the adoption of the Nu Horizons Executive Retirement Plan (the “Retirement Plan”). Pursuant to the terms of the Retirement Plan, we will provide an unfunded retirement benefit to certain executive employees of the company and its subsidiaries upon such executive’s retirement (as defined in the Retirement Plan). At the time the Board of Directors approved the Retirement Plan, they determined that the participation of Mr. Nadata, Chairman of the Board and Chief Executive Officer, and Mr. Schuster, President, each a Founder (as defined in the Retirement Plan), would be contingent upon the execution and delivery by each of them of an amendment to their respective employment agreements, which amendment would provide that a termination of employment other than for death, disability or cause would be a “Retirement” under the Retirement Plan. As a result the “Effective Date” of the Retirement Plan is March 28, 2005, the date of such execution and delivery. Upon his Retirement, each executive will be entitled to receive an annual benefit in an amount determined by the number of years of service the executive has provided to Nu Horizons, ranging from a minimum of $310,000 for 20 years of service to a maximum of $392,884 for 25 years of service.

Filings made by companies with the Securities and Exchange Commission sometimes “incorporate information by reference.” This means the company is referring you to information that has been previously filed with the SEC and that this information should be considered as part of the filing you are reading. The Compensation Committee Report, Stock Performance Graph and Audit Committee Report in this proxy statement are not incorporated by reference into any other filings with the SEC.

Compensation Committee Interlocks and Insider Participation

During fiscal 2005, our Compensation Committee consisted of Messrs. Gardner (Chairman), Polimeni, Siegel and Novick. None of them was an officer or employee of NuHorizons during fiscal 2005 or was formerly an officer of Nu Horizons, nor did any of them have a relationship with us that is required to be disclosed in this proxy statement pursuant to the rules of the Securities and Exchange Commission.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The compensation of our executive officers generally is determined by the Compensation Committee of the Board of Directors. Each member of the Compensation Committee is a director who is not our employee nor an employee of any of our affiliates and who is otherwise independent under Nasdaq listing standards. The following report with respect to certain compensation paid or awarded to our executive officers during fiscal 2005 is furnished by the Compensation Committee.

General Policies

Our compensation programs for executives are intended to enable us to attract, motivate, reward and retain management talent required to achieve aggressive corporate objectives in a rapidly changing industry, and thereby increase stockholder value. It is our policy to provide incentives to our senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the development of our business. To attain these objectives, our executive compensation program includes a competitive base salary, and for certain executives, a substantial cash bonus which is “at risk” based on our earnings.

Many of our employees, including our executive officers, also are eligible to be granted stock options periodically in order to more directly align their interests with our stockholders’ long-term financial interests.

Relationship of Compensation to Performance

The Compensation Committee annually establishes, subject to any applicable employment agreements, the salaries which will be paid to executive officers during the coming year. In setting salaries, the Board of Directors takes into account several factors, including competitive compensation data, the extent to which an individual may participate in stock option plans maintained by us or our affiliates, and qualitative factors bearing on an individual’s experience, responsibilities, management and leadership abilities, and job performance.

The Compensation Committee of the Board of Directors grants stock options under the Plans to key employees, including our executive officers. Among our executive officers, the number of shares subject to options granted to each individual generally depends upon his or her base salary and the level of that officer’s management responsibility. During fiscal 2005, no options to purchase common stock were granted to our executive officers.

In addition, during fiscal 2005, bonuses were paid to the executive officers then serving, as set forth in the Summary Compensation Table. The bonus paid to each of Messrs. Nadata and Schuster was determined by the terms of his employment agreement.

Compensation of Chief Executive Officer

We have entered into an employment agreement with Arthur Nadata, our Chairman of the Board and Chief Executive Officer, pursuant to which Mr. Nadata receives a base salary of $226,545, adjusted for CPI index increases, and an incentive bonus equal to three and thirty-three one-hundredths percent (3.33%) of our consolidated pre-tax earnings. In this way, a substantial portion of Mr. Nadata’s cash compensation is tied directly to our profitability.

The Compensation Committee:

Herbert Gardner, Chairman

Dominic Polimeni

David Siegel

Martin Novick

AUDIT COMMITTEE REPORT

As required by the Audit Committee’s written charter, which sets forth its responsibilities and duties, the Audit Committee reviewed and discussed the audited financial statements with Nu Horizons management and discussed with Lazar, Levine & Felix, LLP, Nu Horizons independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

The Audit Committee has received from Lazar, Levine & Felix, LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee has discussed with Lazar, Levine & Felix, LLP that firm’s independence. Based upon the review and discussions with management and the discussion with the independent accountants referred to above, the Audit Committee recommended to the Board of Directors of Nu Horizons that the audited consolidated financial statements for Nu Horizons be included in Nu Horizons Annual Report on Form 10-K for the fiscal year ended February 28, 2005 for filing with the Securities and Exchange Commission.

The Audit Committee has also reviewed and discussed the fees paid to Lazar, Levine & Felix, LLP during the last fiscal year for audit and non-audit services, which are set forth below proxy statement under “Audit Fees,” and has determined that the provision of the non-audit services are compatible with the firm’s independence.

The Audit Committee:

Dominic Polimeni, Chairman

Herbert Gardner

David Siegel

Martin Novick

Independence of Audit Committee

We have an Audit Committee established in accordance with Section 3(a)(58) of the Exchange Act. In fiscal 2005, our Audit Committee consisted of Dominic Polimeni (Chairman), Herbert Gardner, David Siegel and Martin Novick. Each of the persons who serve on the Committee was independent during fiscal 2004, as defined by Rule 4200(a)(15) of the NASD listing standards.

AUDIT AND RELATED FEES

Principal Accountant Fees and Services

The following table presents fees for professional audit services and other services rendered by Lazar Levine & Felix LLP:

	2005	2004
Audit fees(1)	$171,650	$151,450
Audit related fees(2)	92,432	—
Tax fees(3)	51,080	50,042
All Other(4)	36,100	24,609

	$351,262	$225,101

(1)	Audit fees represent fees billed and expected for professional services rendered in connection with: (a) audits and reviews of the fiscal 2005 and 2004 Nu Horizons Electronics Corp. consolidated financial statements, in accordance with standards of the PCAOB; (b) consultations on accounting matters reflected in the financial statements; and (c) attestation services with respect to securities offereings and SEC filings.
(2)	Audit-related fees represent fees billed for professional services rendered in connection with the audit of Nu Horizons Electronics Corp. internal controls.
(3)	Tax fees represent fees billed for professional services rendered in connection with: (a) tax compliance and (b) consultations related to tax audits.
(4)	Accounting consultations on the implementation of Sarbances-Oxley Section 404 and the audit of the Company’s employee benefit plans.

Audit Committee Pre-Approval:

The Audit Committee has pre-approved all audit services and permitted non-audit services provided by the independent auditors, and the compensation, fees and terms for such services. The Committee also has determined not to adopt any blanket pre-approval policy but instead to require that the Committee pre-approve the compensation and terms of service for audit services provided by the independent auditors and any changes in terms and compensation resulting from changes in audit scope, company structure or other matters. The Committee has also determined to require pre-approval by the Audit Committee or its Chairman of the compensation and terms of service for any permitted non-audit services provided by the independent auditors. Any proposed non-audit services exceeding any pre-approved fee levels require further pre-approval by the Audit Committee or its Chairman. The chief financial officer reports regularly to the Audit Committee on the services performed and fees incurred by the independent auditors for audit and permitted non-audit services during the prior quarter.

COMPANY STOCK PERFORMANCE GRAPH

The following Performance Graph compares our cumulative total stockholder return on our common stock for a five-year period (February 28, 2000 to February 28, 2005) with the cumulative total return of the NASDAQ Market Index (which includes our company) and a peer group of companies selected by us for purposes of the comparison. Dividend reinvestment has been assumed and, with respect to companies in the Peer Group, the returns of each such company have been weighted to reflect relative stock market capitalization.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN

AMONG NU HORIZONS ELECTRONICS CORP.,

NASDAQ MARKET INDEX AND PEER GROUP INDEX

ASSUMES $100 INVESTED ON MAR. 1, 2000

ASSUMES DIVIDEND REINVESTED

FISCAL YEAR ENDING FEB. 28, 2005

Peer group includes All American Semiconductor, Arrow Electronics Inc., Avnet Inc., Bell Microproducts Inc, Jaco Electronics Inc., Pioneer Standard Electronics and Reptron Electronics Inc.

INDEPENDENT AUDITORS

Lazar, Levine & Felix LLP acted as our independent auditors for the fiscal year ended February 28, 2005 and has been selected by Audit Committee to continue to act as our independent auditors for our 2006 fiscal year.

A representative of Lazar, Levine & Felix LLP plans to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

FINANCIAL STATEMENTS

A copy of our Annual Report of Stockholders for the fiscal year ended February 28, 2005 has been provided to all stockholders as of September 16, 2005. Stockholders are referred to the report for financial and other information about us, but such report is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 (a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities to file report of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the National Association of Securities Dealers. These officers, directors and greater than ten percent beneficial owners are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 they file with the SEC and NASD.

Based solely on our review of the copies of the forms we have received and representations we have received, we believe that all our executive officers, directors and greater than ten percent of beneficial owners complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal year 2005.

Matters to Be Considered at the Meeting

The Board of Directors does not intend to present to the meeting any matters not referred to in the form of proxy. If any proposal not set forth in this Proxy Statement should be presented for action at the meeting, and is a matter which should come before the meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

Cost of Solicitation

The cost of soliciting proxies in the accompanying form, estimated to be $60,000, has been or will be paid by us. In addition to solicitations by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to their principals, and we may reimburse them for their expenses in so doing. To the extent necessary in order to assure sufficient representation, our officers and regular employees may request the return of proxies personally, by telephone or telegram. The extent to which this will be necessary depends entirely upon how promptly proxies are received, and stockholders are urged to send in their proxies without delay.

Deadline for Submission of Stockholder Proposals for the 2006 Annual Meeting

Proposals of stockholders intended to be presented at the 2006 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received at our principal office not later than April 12, 2006 to be included in the proxy statement for that meeting.

In addition, in order for a stockholder proposal to be presented at our meeting without it being included in our proxy materials, notice of such proposal must be delivered to the Secretary of our company at our principal offices no later than June 26, 2006. If notice of any stockholder proposal is received after June 26, 2006, then the notice will be considered untimely and we are not required to present such proposal at the 2006 Annual Meeting. If the Board of Directors chooses to present a proposal submitted after June 26, 2006 at the 2006 Annual Meeting, then the persons named in proxies solicited by the Board of Directors for the 2006 Annual Meeting may exercise discretionary voting power with respect to such proposal.

A copy of the Annual Report has been mailed to every stockholder of record. The Annual Report is not considered proxy soliciting material.

By Order of the Board of Directors,

RICHARD S. SCHUSTER

Secretary

Dated:	Melville, New York
September 27, 2005

Exhibit “A”

NU HORIZONS ELECTRONICS CORP.

2002 KEY EMPLOYEE STOCK INCENTIVE PLAN, AS AMENDED

SECTION 1. GENERAL PROVISIONS

1.1.	Name and General Purpose

The name of this plan is the Nu Horizons Electronics Corp. 2002 Key Employee Stock Incentive Plan (hereinafter called the “Plan”). The Plan is intended to be a broadly-based incentive plan which enables Nu Horizons Electronics Corp. (the “Company”) and its subsidiaries and affiliates to foster and promote the interests of the Company by attracting and retaining employees of the Company who contribute to the Company’s success by their ability, ingenuity and industry, to enable such employees to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company and to provide incentive compensation opportunities competitive with those of competing corporations.

1.2	Definitions

a.	“Affiliate” means any person or entity controlled by or under common control with the Company, by virtue of the ownership of voting securities, by contract or otherwise.

b.	“Board” means the Board of Directors of the Company.

c.	“Change in Control” means a change of control of the Company, or in any person directly or indirectly controlling the Company, which shall mean:

(a)	a change in control as such term is presently defined in Regulation 240.12b-(2) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); or

(b)	if any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Company or any “person” who on the date of this Agreement is a director or officer of the Company, becomes the “beneficial owner” (as defined in Rule 13(d)-3 under the Exchange Act) directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the voting power of the Company’s then outstanding securities; or

(c)	if during any period of two (2) consecutive years during the term of this Plan, individuals who at the beginning of such period constitute the Board of Directors, cease for any reason to constitute at least a majority thereof.

d.	“Committee” means the Committee referred to in Section 1.3 of the Plan.

e.	“Common Stock” means shares of the Common Stock, par value $.0066 per share, of the Company or any class of common stock into which such Common Stock may hereafter be converted or for which such Common Stock may be exchanged pursuant to the Company’s certificate of incorporation or as part of a recapitalization, reorganization or similar transaction.

f.	“Company” means Nu Horizons Electronics Corp., a corporation organized under the laws of the State of Delaware (or any successor corporation).

g.	“Fair Market Value” means the closing market price of the Common Stock on the Nasdaq Stock Market on the trading day prior to the date of the grant or on any other date on which the Common Stock is to be valued hereunder. If no sale shall have been reported on the Nasdaq Stock Market consolidated reporting system on such date, Fair Market Value shall be determined by the Committee.

h.	“Option Agreement” means the option agreement described in Section 2.4 of the Plan.

i.	“Participant” means any employee of the Company, a Subsidiary or an Affiliate who is selected by the Committee to participate in the Plan.

j.	“Restricted Stock” means an award of shares of Common Stock that is subject to restrictions under Section 3 of the Plan.

k.	“Restricted Stock Award Agreement” means the award agreement described in Section 3.2 of the Plan.

l.	“Restriction Period” means the period of time referred to in Section 3.3 of the Plan.

m.	“Senior Executive Officers” means the Company’s Chairman of the Board, President, Executive Vice President and Vice President(s).

n.	“Stock Option” or “Option” means any option to purchase Common Stock (including Restricted Stock) under Section 2 of the Plan.

o.	“Subsidiary” means any corporation in which the Company possesses directly or indirectly 50% or more of the combined voting power of all classes of stock of such corporation.

p.	“Total Disability” means accidental bodily injury or sickness which wholly and continuously disabled an optionee. The Committee, whose decisions shall be final, shall make a determination of Total Disability.

1.3	Administration of the Plan

The Plan shall be administered by the Board or by a Committee appointed by the Board consisting of two or more members of the Board who are Non-Employee Directors (as defined by Rule 16b). The Committee shall serve at the pleasure of the Board and shall have such powers as the Board may, from time to time, confer upon it.

Subject to this Section 1.3, the Committee shall have sole and complete authority to grant, pursuant to the terms of the Plan, Stock Options and Restricted Stock. In addition, the Committee shall have sole and complete authority to adopt, alter, amend or revoke such administrative rules, guidelines and practices governing the operation of the Plan as it shall, from time to time, deem advisable, and to interpret the terms and provisions of the Plan.

The Committee shall keep minutes of its meetings and of action taken by it without a meeting. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members of the Committee without a meeting, shall constitute the acts of the Committee.

1.4	Eligibility

Stock Options and Restricted Stock may be granted only to officers, employees or consultants of the Company or a Subsidiary or Affiliate. Any person who has been granted any Option and/or Restricted Stock may, if he is otherwise eligible, be granted additional awards of Options and/or Restricted Stock.

1.5	Shares

The aggregate number of shares of Common Stock reserved and available for issuance pursuant to the Plan shall be 850,000 shares of Common Stock, or the number and kind of shares of stock or other securities which shall be substituted for such shares or to which such shares shall be adjusted as provided in Section 1.6.

Such number of shares may be set aside out of the authorized but unissued shares of Common Stock or out of issued shares of Common Stock acquired for and held in the Treasury of the Company, not reserved for any other purpose. Shares subject to, but not sold or issued under, any Option terminating or expiring for any reason prior to its exercise in full or shares subject to, but as to which restrictions have not lapsed under, any Restricted Stock award which are forfeited for any reason, will again be available for distribution in connection with future awards granted during the balance of the term of the Plan.

1.6	Adjustments Due to Stock Splits, Mergers, Consolidation, Etc.

If, at any time, the Company shall take any action, whether by stock dividend, stock split, combination of shares or otherwise, which results in a proportionate increase or decrease in the number of shares of Common Stock theretofore issued and outstanding, the number of shares which are reserved for issuance under the Plan, the number of shares which, at such time, are subject to Options or Restricted Stock awards granted under the Plan shall, to the extent deemed appropriate by the Committee, be increased or decreased in the same proportion, provided, however, that the Company shall not be obligated to issue fractional shares.

Likewise, in the event of any change in the outstanding shares of Common Stock by reason of any recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other corporate change, the Committee shall make such substitution or adjustments, if any, as it deems to be appropriate, as to the number or kind of shares of Common Stock or other securities which are reserved for issuance under the Plan, and the number of shares of Common Stock or other securities which, at such time, are subject to Options and/or Restricted Stock awards granted under the Plan.

In the event of a Change in Control, at the option of the Board or Committee, the following acceleration and valuation provisions shall apply:

(a) all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable, and an optionee will be permitted to surrender for cancellation within sixty (60) days after such Change in Control any Option or portion of an Option which was granted more than six (6) months prior to the date of such surrender, to the extent not yet exercised, and to receive a cash payment in an amount equal to the excess, if any, of the Fair Market Value (on the date of surrender) of the shares of Common Stock subject to the Option or portion thereof surrendered, over the aggregate purchase price for such shares under the Option.

(b) the restrictions applicable to any Restricted Stock outstanding on the date of such Change in Control, to the extent not already vested under the Plan, shall lapse and such shares shall be deemed fully vested.

1.7	Non-Alienation of Benefits

Except as herein specifically provided, no right or unpaid benefit under the Plan shall be subject to alienation, assignment, pledge or charge and any attempt to alienate, assign, pledge or charge the same shall be void. If any Participant or other person entitled to benefits hereunder should attempt to alienate, assign, pledge or charge any benefit hereunder, then such benefit shall, in the discretion of the Committee, cease.

1.8	Withholding or Deduction for Taxes

If, at any time, the Company or any Subsidiary or Affiliate is required, under applicable laws and regulations, to withhold, or to make any deduction for any taxes, or take any other action in connection with any Option exercise or Restricted Stock award, the Participant shall be required to pay to the Company or such Subsidiary or Affiliate, the amount of any taxes required to be withheld, or, in lieu thereof, at the option of the Company, the Company or such Subsidiary or Affiliate may accept a sufficient number of shares of Common Stock to cover the amount required to be withheld.

1.9	Administrative Expenses

The entire expense of administering the Plan shall be borne by the Company.

1.10	General Conditions

a. The Board or the Committee may, from time to time, amend, suspend or terminate any or all of the provisions of the Plan, provided that, without the Participant’s approval, no change may be made which would alter or impair any right theretofore granted to any Participant.

b. With the consent of the Participant affected thereby, the Committee may amend or modify any outstanding Option in any manner not inconsistent with the terms of the Plan, including, without limitation, and irrespective of the provisions of Section 2.3(c) below, to accelerate the date or dates as of which an installment of an Option becomes exercisable; provided, that the Committee shall not have the right to reprice any outstanding Options without the affirmative vote of a majority of the stockholders of the Company voting on the repricing proposal.

c. The Board or Committee may determine the terms and restrictions applicable to Restricted Stock, subject to the provisions of Section 3 of the Plan.

d. Nothing contained in the Plan shall prohibit the Company or any Subsidiary or Affiliate from establishing other additional incentive compensation arrangements for employees of the Company or such Subsidiary or Affiliate, subject to stockholder approval if such approval is required.

e. Nothing in the Plan shall be deemed to limit, in any way, the right of the Company or any Subsidiary or Affiliate to terminate a Participant’s employment with the Company (or such Subsidiary or Affiliate) at any time.

f. Any decision or action taken by the Board or the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be conclusive and binding upon all Participants and any person claiming under or through any Participant.

g. No member of the Board or of the Committee shall be liable for any act or action, whether of commission or omission, (i) by such member except in circumstances involving actual bad faith, nor (ii) by any other member or by any officer, agent or employee.

1.11	Compliance with Applicable Law

Notwithstanding any other provision of the Plan, the Company shall not be obligated to issue any shares of Common Stock, or grant any Option or Restricted Stock award with respect thereto, unless it is advised by counsel of its selection that it may do so without violation of the applicable Federal and State laws pertaining to the issuance of securities and the Company may require any stock certificate so issued to bear a legend, may give its transfer agent instructions limiting the transfer thereof, and may take such other steps, as in its judgment are reasonably required to prevent any such violation.

1.12	Effective Dates

The Plan was adopted by the Board on May 23, 2002, subject to stockholder approval, which was obtained on September 24, 2002. The Plan shall terminate on May 22, 2012.

SECTION 2. STOCK OPTION GRANTS

2.1	Authority of Committee

Subject to the provisions of the Plan, the Committee shall have the sole and complete authority to determine (i) the Participants to whom Options shall be granted; (ii) the number of shares to be covered by each Option; and (iii) the conditions and limitations, if any, in addition to those set forth in Sections 2 and 3 hereof, applicable to the exercise of an Option, including without limitation, the nature and duration of the restrictions, if any, to be imposed upon the sale or other disposition of shares acquired upon exercise of an Option.

Stock Options granted under the Plan shall be non qualified stock options.

The Committee shall have the authority to grant Options. Options may be issued either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan.

2.2	Option Exercise Price

The price of Common Stock purchased upon the exercise of Options granted pursuant to the Plan shall be the Fair Market Value thereof at the time that the Option is granted.

The purchase price is to be paid in full in cash, certified or bank cashier’s check or, at the option of the Company, Common Stock valued at its Fair Market Value on the date of exercise, or a combination thereof, when the Option is exercised and stock certificates will be delivered only against such payment.

2.3	Option Grants

Each Option will be subject to the following provisions:

a.	Term of Option

An Option will be for a term of not more than ten years from the date of grant.

b.	Exercise

Unless otherwise provided by the Committee and except in the manner described below upon the death of the optionee, an Option may be exercised only in installments as follows: up to one-half of the subject shares on and after the first anniversary of the date of grant, up to all of the subject shares on and after the second such anniversary of the date of the grant of such Option, but in no event later than the expiration of the term of the Option.

An Option shall be exercisable during the optionee’s lifetime only by the optionee and shall not be exercisable by the optionee unless, at all times since the date of grant and at the time of exercise, such optionee is an employee of the Company, any parent corporation of the Company or any Subsidiary or Affiliate, except that, upon termination of all such employment (other than by death, Total Disability, or by Total Disability followed by death in the circumstances provided below), the optionee may exercise an Option at any time within three months thereafter but only to the extent such Option is exercisable on the date of such termination.

Upon termination of all such employment by Total Disability, the optionee may exercise such Options at any time within one year thereafter, but only to the extent such Option is exercisable on the date of such termination.

In the event of the death of an optionee (i) while an employee of the Company, any parent corporation of the Company, or any Subsidiary or Affiliate, or (ii) within three months after termination of employment (other than for Total Disability) or (iii) within one year after termination on account of Total Disability of all such employment, such optionee’s estate or any person who acquires the right to exercise such option by bequest or inheritance or by reason of the death of the optionee may exercise such optionee’s Option at any time within the period of three years from the date of death. In the case of clauses (i) and (iii) above, such Option shall be exercisable in full for all the remaining shares covered thereby, but in the case of clause (ii) such Option shall be exercisable only to the extent it was exercisable on the date of such termination of employment.

Notwithstanding the foregoing provisions regarding the exercise of an Option in the event of death, Total Disability, other termination of employment or provision of services or otherwise, in no event shall an Option be exercisable in whole or in part after the termination date provided in the Option Agreement.

c.	Transferability

An Option granted under the Plan shall not be transferable otherwise than by will or by the laws of descent and distribution, or to the extent permitted by the Board or the Committee to (i) a member or members of the optionee’s family, (ii) a trust, (iii) a family limited partnership or (iv) a similar estate planning vehicle primarily for members of the optionee’s family.

2.4	Agreements

In consideration of any Options granted to a Participant under the Plan, each such Participant shall enter into an Option Agreement with the Company providing, consistent with the Plan, such terms as the Committee may deem advisable.

SECTION 3. RESTRICTED STOCK AWARDS

3.1	Authority of Committee

Shares of Restricted Stock may be issued either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. Subject to the provisions of the Plan, the Committee shall have authority to determine (i) the Participants to whom, and the time or times at which, grants of Restricted Stock will be made; (ii) the number of shares to be awarded; (iii) the price (if any) to be paid by the recipient of Restricted Stock, subject to Section 3.2 of the Plan; (iv) any performance contingencies associated with the vesting of such Restricted Stock; (v) the default vesting date of the award; (vi) the time or times within which such Restricted Stock awards may be subject to forfeiture; and (vii) all other terms and conditions of such awards. The provisions of Restricted Stock awards need not be the same with respect to each Participant.

3.2	Awards and Certificates

a. The prospective recipient of a Restricted Stock award shall not have any rights with respect to such award unless and until such recipient has entered into a Restricted Stock Award Agreement with the Company evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.

b. The purchase price for shares of Restricted Stock may be equal to or more than their par value.

c. Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the award date, by executing a Restricted Stock Award Agreement and paying the price, if any, required under Section 3.2(b).

d. Each participant receiving a Restricted Stock award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award.

e. The Committee shall require that (i) the stock certificates evidencing shares of Restricted Stock be held in the custody of the Company until the restrictions thereon shall have lapsed, and (ii) as a condition of any Restricted Stock award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Restricted Stock covered by such award.

3.3	Restrictions and Conditions

The shares of Restricted Stock awarded pursuant to this Section 3 shall be subject to the following restrictions and conditions:

a. Subject to the provisions of the Plan and the Restricted Stock Award Agreement, during a period set by the Committee commencing with the date of such award (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Unless otherwise specified by the Committee, the Restricted Period shall be no less than seven years. The Committee shall condition any lapse of the Restricted Period upon the attainment of specified performance goals as determined by the Committee at the time of grant, including performance goals such as cumulative earnings per share or average return on equity, and may condition the vesting of Restricted Stock on such other factors as the Committee may determine, in its sole discretion. Within these limitations, the Committee, in its sole discretion, may also provide for the lapse of the Restricted Period in installments. The Committee may accelerate or waive the restrictions contained in a Restricted Stock award in whole or in part, based on attainment of additional service or performance criteria as the Committee may determine, in its sole discretion.

b. Except as provided in this Section 3.3(a) and Section 3.3(b) of the Plan, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any regular cash dividends paid out of current earnings. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares are available under Section 1.5 of the Plan for such reinvestment (taking into account then outstanding Stock Options), or otherwise reinvested. Stock dividends, splits and distributions issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued, and the Committee may require the Participant to deliver an additional stock power covering the shares issuable pursuant to such stock dividend, split or distribution. Any other dividends or property distributed with regard to Restricted Stock, other than regular dividends payable and paid out of current earnings, shall be held by the Company subject to the same restrictions as the Restricted Stock.

c. Subject to the applicable provisions of the Restricted Stock Award Agreement and this Section 3, upon termination of a Participant’s employment with the Company and any Subsidiary or Affiliate for any reason during the Restriction Period, all shares still subject to restriction will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

d. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, certificates for an appropriate number of unrestricted shares, and other property held by the Company with respect to such Restricted Stock, shall be delivered to the Participant promptly.

ANNUAL MEETING OF STOCKHOLDERS OF

NU HORIZONS ELECTRONICS CORP.

November 14, 2005

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ò Please detach along perforated line and mail in the envelope provided. ò

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election to Class II and Class III of the nominees listed below, as set forth in the proxy statement;

NOMINEES:

☐	FOR ALL NOMINEES	O	Arthur Nadata
		O	Martin N. Novick
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT
(See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

	FOR	AGAINST	ABSTAIN
2. Amendments To the 2002 Key Employee Stock Option Plan.	☐	☐	☐

3. Any other matters that properly come before the meeting.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY THE PROXIES, AND EITHER OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. SHAREHOLDERS MAY WITHHOLD THE VOTE FOR ONE OR MORE NOMINEE(S) BY FOLLOWING THE INSTRUCTION TO THE LEFT. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE PROPOSALS SET FORTH ABOVE.

Signature of Stockholder                          Date:

Signature of Stockholder                      Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

NU HORIZONS ELECTRONICS CORP.

BOARD OF DIRECTORS PROXY FOR ANNUAL MEETING

November 14, 2005

The undersigned hereby appoints Arthur Nadata and Paul Durando, or either of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in Nu Horizons Electronics Corp., a Delaware corporation, at the annual meeting of stockholders scheduled to be held November 14, 2005 and any adjournments thereof.

(Continued and to be signed on the reverse side)

SEE REVERSE SIDE

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